Exhibit 99.1

Media Contacts K.C. Kavanagh 866-478-2777 Carrie Bloom 203-964-5755 Investor Contact Stephen Pettibone 203-351-3500	One StarPoint Stamford, CT 06902 United States

STARWOOD TO EXPLORE STRATEGIC AND FINANCIAL ALTERNATIVES TO INCREASE SHAREHOLDER VALUE

STAMFORD, Conn. – April 29, 2015 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) announced today that its Board of Directors has determined to explore a full range of strategic and financial alternatives to increase shareholder value, and has retained Lazard to assist in the process.

Bruce W. Duncan, Chairman of the Board, said, “Our Board has always been focused on maximizing long-term shareholder value, and this is a time of enormous opportunity and change in our industry. Accordingly, we will thoroughly explore the full range of strategic and financial alternatives available to Starwood to capitalize on our industry-leading global platform and best-in-class premium brands. No option is off the table, and we will take the time we need to thoroughly evaluate our opportunities and achieve the best result for our shareholders, business partners, and associates.”

The Board is in the beginning stage of the strategic and financial review, and no assurance can be given as to its outcome or timing. The Company does not intend to make any further public comment regarding the review until it has been completed.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,200 properties in some 100 countries and over 180,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, element® and the recently introduced Tribute Portfolio™. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood recently announced plans to spin off its Starwood Vacation Ownership, Inc. business, a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands, into a standalone public company by the end of 2015. For more information, please visit www.starwoodhotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units, and the timing and outcome of the strategic and financial review being undertaken by the Company.

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